Exhibit 99.1

Investor Relations/Media Contact:

ICR, LLC

Brad Cohen

bcohen@icrinc.com

212-217-6393

CAPLEASE STOCKHOLDERS APPROVE MERGER

NEW YORK—(BUSINESS WIRE)—September 10, 2013—CapLease, Inc. (the “Company”) (NYSE: LSE) today announced that its stockholders voted to approve the merger of the Company with and into an affiliate of American Realty Capital Properties, Inc., pursuant to a previously announced merger agreement. The merger and other transactions contemplated by the merger agreement were approved by approximately 99% of the votes cast at the special meeting.

Upon completion of the merger, each share of the Company’s common stock will be converted into the right to receive $8.50 in cash, without interest and less applicable withholding taxes. Shortly after the completion of the merger, stockholders of record will receive a letter of transmittal and instructions on how to submit their certificates representing the Company’s common stock in exchange for the merger consideration. Each stockholder should wait to receive such documents before attempting to transmit any certificates.

Now that the Company has obtained the requisite stockholder vote, the Company expects the merger to be completed as soon as possible but in no event after December 2, 2013, subject to the satisfaction or waiver of customary closing conditions contained in the merger agreement.

About CapLease

CapLease, Inc. is a real estate investment trust, or “REIT,” that primarily owns and manages a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of May 28, 2013, by and among the Company, American Realty Capital Properties, Inc., and certain affiliates of each (the “Merger Agreement”); (2) the inability to complete the proposed merger due to the failure to satisfy the conditions to completion of the merger; (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger; (4) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, tenants, lenders, operating results and business generally; (5) the outcome of any legal proceedings relating to the merger or the Merger Agreement; (6) risks associated with any delay in the completion of the merger due to the failure to obtain consents or approvals of third parties in accordance with the Merger Agreement; and (7) risks to completion of the merger, including the risk that the merger will not be completed within the expected time period or at all.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the United States Securities and Exchange Commission (“SEC”) on February 21, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.